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                                                                    Schedule II




                                    ZOOM TELEPHONICS, INC.
                              VALUATION AND QUALIFYING ACCOUNTS
                        Years ending December 31, 1997, 1998 and 1999
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                               Balance at                                                        Balance
                                Beginning      Charged to                        Amount          at end
        Description              of year        expense           Other       written off        of year
                               -----------     -----------     -----------     -----------     -----------
Reserve for doubtful accounts  $ 1,083,308     $ 2,631,782     $         -     $ 3,248,060     $   467,030
Reserve for price protection       708,596       5,965,245               -       5,367,363       1,306,478
Reserve for sales returns          720,054         626,426               -         314,841       1,031,639
Other allowances                 1,052,143       3,531,766               -       2,870,850       1,713,059
                                 ---------      ----------      ----------      ----------      ----------
Year ending December 31, 1997  $ 3,564,101     $12,755,219     $         -     $11,801,114     $ 4,518,206
                                 =========      ==========      ==========      ==========      ==========
Reserve for doubtful
accounts                       $   467,030     $   652,173     $         -     $   314,203     $   805,000
Reserve for price protection     1,306,478       3,321,809               -       3,061,172       1,567,115
Reserve for sales returns        1,031,639      10,459,596               -      10,542,648         948,587
Other allowances                 1,713,059       3,268,744               -       2,614,754       2,367,049
                                 ---------      ----------      ----------      ----------      ----------
Year ending December 31,1998   $ 4,518,206     $17,702,322     $         -     $16,532,777     $ 5,687,751
                                 =========      ==========      ==========      ==========      ==========
Reserve for doubtful accounts  $   805,000    $  1,289,244  (a)$   761,901     $ 1,897,482     $   958,663
Reserve for price protection     1,567,115         653,007               -       1,570,436         649,686
Reserve for sales returns          948,587       6,542,971               -       6,472,280       1,019,278
Other allowances                 2,367,049       4,714,611               -       4,853,437       2,228,223
                                 ---------      ----------      ----------      ----------      ----------
Year ending December 31,1999   $ 5,687,751    $ 13,199,832     $   761,901     $14,793,635     $ 4,855,850
                                 =========      ==========      ==========      ==========      ==========

(a) Represents allowance for doubtful accounts of Hayes Microcomputer Products, Inc. as of
March 9, 1999.

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